Exhibit 10.48

SECURED PROMISSORY NOTE

made by

MINGLEMINT SOLUTIONS LLC

in favour of

KALA BIO, INC.

dated as of

February 9, 2026

SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Minglemint Solutions LLC (the “Borrower”), hereby unconditionally promises to pay to the order of Kala Bio, Inc. or their assigns (the “Noteholder”, and together with the Borrower, the “Parties”), the principal amount of US$7,000,000.00 (the “Loan”), together with all accrued interest thereon, as provided in this promissory note, as the same may be amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time in accordance with its terms (the “Note”).

ARTICLE I Definition

Capitalized terms used herein shall have the meanings set forth in this 0.

“Advance” means each disbursement made by the Noteholder to the Borrower under this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorist Financing and Anti-Money Laundering Laws” means all Applicable Laws concerning or related to money laundering or financing terrorism, government sanctions and “know your client” laws and which are applicable to the Borrower and the Noteholder including the Trading with the Enemy Act (United States), Executive Order No. 13224, and the USA PATRIOT Act.

“Applicable Law” means, in relation to any Person, property, transaction or event, all applicable provisions of: (a) statutes, laws (including common law), rules, regulations, decrees, ordinances, codes, proclamations, treaties, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority, in each case applicable to or binding upon such Person, property, transaction or event.

“Applicable Rate” means the annual rate equal to Eight (8) percent.

“Borrower” has the meaning set forth in the introductory paragraph.

“Borrowing Notice” has the meaning set forth in Section 1.02.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to be closed for business.

“Commitment Period” means the period from the date hereof to the Maturity Date.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases and sale and lease-back transactions; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under bankers’ acceptance facilities and letters of credit; (g) purchase money security obligations; (h) guarantees, surety bonds, and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in a Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (g) of a Person other than the Borrower; and (i) indebtedness set out in clauses (a) through (h) of any Person other than Borrower secured by any encumbrance on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Default” means any of the events specified in ARTICLE VIII which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to ARTICLE VIII would, unless cured or waived, become an Event of Default.

“Default Rate” means, at any time, the Applicable Rate plus an additional 5% per annum.

“Distribution” means, (a) any declaration or payment of dividends, or other return on capital in respect of any Equity Interests of the Borrower; (b) any purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of the Borrower; (c) any other payment or distribution of money or equivalents (including principal, interest, royalties and management fees) by or to the shareholders or creditors of the Borrower.

“Encumbrance” means any security interest, mortgage, debenture, pledge, hypothec, assignment (as security), deposit arrangement, lien (statutory or other), charge, title retention, consignment, lease or other security agreement or trust, right of set-off or other arrangement having the effect of security for the payment of any debt, liability or obligation.

“Equity Interests” means any and all shares, interests, participations, or other equivalents of shares in a corporation, any and all equivalent ownership (or profit) interests in a Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person, and any and all warrants, rights or options to purchase any of the foregoing, whether voting or non-voting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

Event of Default” has the meaning set forth in ARTICLE VIII.

“GAAP” means generally accepted accounting principles which are in effect from time to time, applied in a consistent manner from period to period.

“Governmental Authority” means: (a) any government, parliament or legislature, any regulatory or administrative authority, agency, commission or board and any other statute, rule or regulation making entity having jurisdiction in the relevant circumstances; (b) any Person acting within and under the authority of any of the foregoing or under a statute, rule or regulation thereof; and (c) any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances.

“Indemnified Taxes” means: (a) Taxes imposed on or with respect to any payment made by the Borrower; and (b) to the extent not otherwise described in (a), any and all present or future stamp, court, recording, filing, intangible, documentary or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement or registration of, or performance under, or from the receipt or perfection of a security interest under or otherwise with respect to this Agreement.

“Interest Payment Date” means the Maturity Date, or such other date or dates as may be agreed in writing by the Parties.

“Investments” means any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or the purchase or acquisition of any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or the making of any other investment in, any Person.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means any such matter, event or circumstance that individually, or in the aggregate, could, in the opinion of the Noteholder, acting reasonably, be expected to have a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower; (b) the validity or enforceability of the Note; (c) the rights or remedies of the Noteholder hereunder; or (d) the Borrower’s ability to perform any of its material obligations hereunder.

“Maturity Date” means the date that is twelve months from the date of the this Note, unless otherwise modified in writing by the Parties.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Permitted Investments” means (a) Investments in Cash Equivalents; (b) intercompany Investments by any Loan Party in the Borrower or any other Person that, prior to such Investment, is a Loan Party; and (c) extensions of trade credit in the ordinary course of business.

“Person” means an individual, legal or natural person, corporation, company, firm, body corporate, partnership, joint venture, Governmental Authority, unincorporated organization, trust, association, estate or other entity.

“Taxes” means any and all present or future income, stamp or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings imposed, levied, withheld or assessed by any Governmental Authority, together with any interest, additions to tax or penalties imposed thereon and with respect thereto.

ARTICLES II The Credit Facilities

Section 1.01Subject to Section 1.02, the Noteholder has advanced to the Borrower one or more Advances during the Commitment Period in an aggregate amount not to exceed the Loan.

Section 1.02Advances. The Noteholder has advanced to the Borrower the principal amount of US$7,000,000.00.

ARTICLE II Repayment

Section 2.01Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

ARTICLE III Interest

Section 3.01Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Applicable Rate from the date the Loan was made until the Loan is paid in full on the Maturity Date.

Section 3.02Interest Payment Dates. Interest shall be calculated daily and shall be payable to the Noteholder on the Maturity Date, or at such other times as may be agreed in writing by the Parties.

Section 3.03Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

Section 3.04Computation of Interest.

(a)

All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. Interest shall accrue on the Loan on the day on which such Advance is made, and shall not accrue on the Loan for the day on which it is paid.

Section 3.05Interest Rate Limitation. If, at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under Applicable Law, or would result in receipt by the Noteholder of interest at a criminal rate such interest rate shall be reduced automatically to the maximum rate of interest permitted under Applicable Law.

ARTICLE IV Place of Payment and Taxes

Section 4.01Manner of Payments. All payments of interest and principal shall be made by bank draft, certified cheque or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time, on the Maturity Date or at such other times as may be agreed in writing by the Parties.

Section 4.02Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

Section 4.03Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

Section 4.04Evidence of Debt. The Noteholder is authorized to record on the grid attached hereto as Exhibit A the Loan made to the Borrower and each payment thereof. The entries made by the Noteholder shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Noteholder to record such payments or any inaccuracy therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Note.

Section 4.05Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

Section 4.06Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without reduction or withholding for any taxes; provided that if the Borrower is required by Applicable Law to deduct or withhold any Taxes from such payment, then:

(a)

If such tax is an Indemnified Tax, the amount payable by the Borrower shall be increased so that after making all required deductions or withholdings, the Noteholder receives an amount equal to the amount it would have received had no such deduction or withholdings been made; and

(b)

The Borrower shall make such deductions, timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law, and provide the Noteholder with official receipts or other evidence satisfactory to the Noteholder for each payment.

ARTICLE V Representations and Warranties

The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

Section 5.01Incorporation and Existence. The Borrower is (a) duly incorporated and validly existing under the laws of its jurisdiction of incorporation, and (b) is duly qualified or registered as an extra-provincial corporation to carry on business in each jurisdiction in which it owns property or assets or carries on business.

Section 5.02Power and Capacity. The Borrower has the corporate power and capacity, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

Section 5.03Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all Applicable Laws. The Borrower has duly executed and delivered this Note.

Section 5.04No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note.

Section 5.05No Violations. The execution and delivery of this Note and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s articles, by- laws, or any unanimous shareholders agreement; (b) violate any Applicable Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

Section 5.06Enforceability. The Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law.

Section 5.07No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to the Note or any of the transactions contemplated hereby or (b) that could be expected to have a Material Adverse Effect.

Section 5.08Taxes. The Borrower has filed on a timely basis all Tax returns, elections and reports that are required to be filed by it under Applicable Law and has paid, collected, withheld and remitted all Taxes and remittances shown thereon to be due and payable, collectible or remittable by it under Applicable Law, and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority. No tax liens have been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.

ARTICLE VI Positive Covenants

Until all amounts outstanding in this Note have been paid in full, the Borrower shall:

Section 6.01Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its corporate or organizational existence; and (b) take all reasonable action to maintain all rights, privileges, permits, licences and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.02Compliance. Comply with (a) all of the terms and provisions of its articles, by-laws and any unanimous shareholder agreement; (b) its obligations under its material contracts and agreements; and (c) all Applicable Laws and Orders applicable to it and its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.03Payment Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, including without limitation all Taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

Section 6.04Compliance with Anti-Terrorist Financing and Anti-Money Laundering Laws. Comply with all applicable Anti-Terrorist Financing and Anti-Money Laundering Laws.

Section 6.05Notice of Events of Default. As soon as possible and in any event within 10 Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

Section 6.06Further Assurances. Upon the request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

ARTICLE VII Negative Covenants

Until all amounts outstanding under this Note have been paid in full, the Borrower shall not:

Section 7.01Indebtedness. Incur, create or assume any Debt.

Section 7.02Encumbrances. Incur, create, assume or suffer to exist any Encumbrance on any of its property or assets, whether now owned or hereinafter acquired.

Section 7.03Line of Business. Enter into any business, directly or indirectly, except for those businesses in which the Borrower is engaged on the date of this Note or that are reasonably related thereto.

Section 7.04Limitation on Changes to Capital Structure. Make any change to its capital structure, authorize or issue any Equity Interests of the Borrower.

Section 7.05Limitation on Dispositions. Sell, lease, assign, transfer or otherwise dispose of any of its assets or property outside of the ordinary course of business, whether now owned or hereafter acquired, or sell any Equity Interests of the Borrower to any Person.

Section 7.06Limitation on Distributions. Make any Distributions to shareholders or creditors.

Section 7.07Limitation on Investments. Make any Investments, except so long as no Default or Event of Default has occurred or is continuing, or would result therefrom, Permitted Investments.

ARTICLE VIII Events of Default

The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

Section 8.01Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for 15 days after written notice to the Borrower.

Section 8.02Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

Section 8.03Breach of Covenants. The Borrower fails to observe or perform (a) any covenant, condition or agreement contained in ARTICLE VII or (b) any other covenant, obligation, condition or agreement contained in this Note other than those specified in clause (a) and Section 8.01 and such failure continues for 30 days after written notice to the Borrower.

Section 8.04Cross-defaults. The Borrower fails to pay when due any of its Debt (other than Debt arising under this Note) or any interest, premium, or other amount payable thereon, and such failure continues after the applicable grace period specified in the agreement or instrument relating to such Debt.

Section 8.05Bankruptcy and Insolvency.

(a)

the Borrower commences any application, proceeding or other action (i) under any existing or future Applicable Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, proposal, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)

there is commenced against the Borrower any application, proceeding or other action of a nature referred to in Section 8.05(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

(c)

there is commenced against the Borrower any application, proceeding or other action seeking issuance of a writ of seizure and sale, execution, garnishment, or similar process against all or any part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

(d)	the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.05(a), Section 8.05(b) or Section 8.05(c); or
(e)	the Borrower is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

Section 8.06Judgments and Executions. One or more judgments or writs of seizure and sale shall be entered, issued or registered against the Borrower and all of such judgments or writs of enforcement shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

ARTICLE IX Remedies

Section 9.01Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Borrower (a) terminate its commitment to make any Advances hereunder; (b) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (c) exercise any or all of its rights, powers or remedies under Applicable Law; provided, however that, if an Event of Default described in Section 8.05 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

ARTICLE X Miscellaneous

Section 10.01Notices.

(a)

All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:

If to the Borrower:	5361 Winter Dr., Tobyhanna, PA 18466-8126
	Email:	menachemwagner@gmail.com
	Attention:	Menachem Wagner

If to the Noteholder:	1167 Massachusetts Avenue, Arlington, MA 02476
	Email:	Avi Minkowitz
	Attention:	aviminksmail@gmail.com

(b)

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

Section 10.02Expenses. The Borrower agrees to reimburse the Noteholder for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Noteholder in connection with the transactions contemplated hereby including (a) the negotiation, documentation and execution of this Note ; and (b) the enforcement of the Noteholder’s rights hereunder on a substantial indemnity basis.

Section 10.03Governing Law. This Note, and all matters arising out of or relating to this Note, shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law. Each of the parties agrees to submit to the jurisdiction of the courts of competent jurisdiction located in the Borough of Manhattan in New York City in any actions or proceedings arising out of or relating to this Note. Each of the parties, by execution and delivery of this Note, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 10.01 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS NOTE.

Section 10.04Counterparts; Electronic Delivery. This Note, any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (such as “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

Section 10.05Entire Agreement. This Note constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations and warranties both written and oral, with respect to such subject matter.

Section 10.06Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder which consent may be refused in the absolute discretion of the Noteholder without providing any reason whatsoever. This Note shall enure to the benefit of, and be binding upon, the Parties and their permitted assigns.

Section 10.07Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonour, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

Section 10.08Interpretation. For purposes of this Note (a) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. All dollar amounts referred to in this Note mean the lawful currency of the United States.

Section 10.09Amendments and Waivers. None of the terms or provisions of this Note may be amended, modified, supplemented, terminated or waived, except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 10.10Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

Section 10.11No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.12Severability. Any provision hereof which is invalid, illegal or unenforceable in whole or in part in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has executed this Note as of February 9, 2026.

MINGLEMINT SOLUTIONS LLC

/s/ Menachem Wagner
Menachem Wagner, Authorized Signatory I have authority to bind the corporation.

By its acceptance of this Note, the Noteholder acknowledges and agrees to be bound by the provisions of Section 1.02.

KALA BIO, INC.

/s/ Avi Minkowitz
Avi Minkowitz, CEO I have authority to bind the corporation.

EXHIBIT A

Advances and Payments on the Loan

Date of Advance	Amount of Advance in US$	Amount of Principal Paid in US$	Unpaid Principal Amount of Note in US$	Accrued Interest	Name of Person Making the Notation
February 9, 2026	$7,000,000.00 to the wire instructions in Exhibit B	$0.00	$7,000,000.00	$0.00	/s/ Avi Minkowitz
					/s/ Menachem Wagner

EXHIBIT B

Wire Instructions

Bank name: Bank of America

Bank Address: 222 Broadway, New York, NY 10038

Account Name: Minglemint Solutions LLC

Routing Number: 026009593

Checking Account: 325202453716

Address: 5361 Winter Dr., Tobyhanna, PA 18466-8126